EXECUTION COPY

WAIVER AND AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT

        This WAIVER AND AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 31, 2008 is among GEHL FUNDING II, LLC, a Delaware limited liability company (the “Seller”), GEHL COMPANY, a Wisconsin corporation, as the Servicer (the “Servicer”), JPMORGAN CHASE BANK, N.A., as the sole financial institution (the “Financial Institution”), PARK AVENUE RECEIVABLES COMPANY, LLC (together with the Financial Institution, the “Purchasers”) and JPMORGAN CHASE BANK, N.A., as agent (the “Agent”) for the Purchasers.

W I T N E S S E T H:

        WHEREAS, the Seller, the Servicer, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement, dated as of March 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

        WHEREAS, the Seller has notified the Agent that the Amortization Events described on Schedule I hereto have occurred and are continuing (collectively, the “Specified Amortization Events”);

        WHEREAS, the Seller has requested that the Purchasers and the Agent waive the Specified Amortization Events; and

        WHEREAS, the parties hereto have agreed to amend the Agreement and the Agent and the Purchasers have agreed to so waive the Specified Amortization Events, in each case, on the terms and conditions set forth below;

        NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1.       Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        2.       Waivers.

        (a)        Subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Purchasers and the Agent hereby waive each of the Specified Amortization Events.

        (b)        Other than as explicitly set forth above, nothing in this Amendment shall (i) be deemed to constitute a waiver of any other term, provision or condition of the Agreement or any other Transaction Document (including, without limitation, any other Amortization Event occurring under Section 9.1(h) of the Agreement) or (ii) prejudice any right or remedy that any party to the Agreement may now have or may have in the future under or in connection with the Agreement or any other Transaction Document.

        3.       Amendments to the Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Agreement is hereby amended as follows:

        (a)        Section 9.1(h) of the Agreement is hereby amended and restated in its entirety as follows:

(h) As at the end of any month,

(i) the average Pool Delinquency Ratio, with respect to the three months then most recently ended, shall exceed 2.50%,

(ii) the average Serviced Delinquency Ratio, with respect to the three months then most recently ended, shall exceed 3.00%,

(iii) the average Loss Ratio, in respect of the Pool Receivables for the three months then most recently ended, shall exceed 8.0%,

(iv) the average Loss Ratio, in respect of all Receivables for the three months then most recently ended, shall exceed 8.0%, or

(v) the Excess Spread as of such month end shall be less than zero.

        (b)        The definition of “Enhancement Amount” set forth in Exhibit I to the Agreement is hereby amended to delete the reference to the amount “0.10” set forth therein and to replace such amount with the amount “0.15".

        (c)        The definition of “Loss Ratio” set forth in Exhibit I to the Agreement is hereby amended to amend and restate in its entirety the definition of “Reference Portfolio” set forth therein as follows:

Reference Portfolio	=	the Pool Receivables or all Receivables, as
applicable, other than TD Receivables owing by any
TD Obligor in an aggregate Outstanding Balance not
to exceed the amount opposite such TD Obligor’s
name on the table below:

TD Obligor	Maximum Aggregate Outstanding Balance Excluded
* * *	$588,700

* * *	$380,700

* * *	$154,700

        (d)        Exhibit I to the Agreement is hereby amended to add the following definitions in the appropriate alphabetical location:

“TD Obligor” means any of * * *, * * * or * * * following such entity’s termination as a Dealer.

“TD Receivable” means a Receivable:

(i) that is in existence as of March 31, 2008;

(ii) in respect of which an Obligor is a TD Obligor;

(iii) that has not (x) been transferred to non-accrual status as of March 31, 2008 or (y) had its Contract modified as of March 31, 2008 to extend the payment date with respect to any one or more Scheduled Receivable Payments thereunder; and

(iv) that has (x) been transferred to non-accrual status after March 31, 2008 or (y) had its Contract modified after March 31, 2008 to extend the payment date with respect to any one or more Scheduled Receivable Payments thereunder.

        (e)        Schedule A to the Agreement is hereby amended and restated in its entirety as Schedule II hereto.

        4.       Representations and Warranties of the Seller. In order to induce the parties hereto to enter into this Amendment, the Seller represents and warrants that:

        (a)        The representations and warranties of Seller set forth in Section 5.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and, other than the Specified Amortization Events, there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 of the Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4(a) shall be made as of such earlier date.

        (b)        The execution and delivery by the Seller of this Amendment has been duly authorized by proper corporate proceedings of the Seller and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

        5.       Representations and Warranties of the Servicer. In order to induce the parties hereto to enter into this Amendment, the Servicer represents and warrants that:

        (a)        The representations and warranties of the Servicer set forth in Section 5.2 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and, other than the Specified Amortization Events, there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.2 of the Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 5(a) shall be made as of such earlier date.

        (b)        The execution and delivery by the Servicer of this Amendment has been duly authorized by proper corporate proceedings of the Servicer and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

        6.       Conditions Precedent. The waivers specified above and the amendments to the Agreement provided for hereunder shall become effective as of the date above first written upon (a) the Agent’s receipt of counterparts of (i) this Amendment executed by the Seller, the Servicer and each Purchaser, (ii) the Amended and Restated Fee Letter dated the date hereof executed by the Seller, the Agent, Park Avenue Receivables Company, LLC and J.P. Morgan Securities Inc. and (iii) Amendment No. 1 to Receivables Sale Agreement dated the date hereof executed by Gehl Company and Gehl Receivables II, LLC and (b) J.P. Morgan Securities Inc.‘s receipt, in immediately available funds, of the “Amendment Fee” referenced in such Amended and Restated Fee Letter.

        7.       Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

        8.       Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as amended by this Amendment.

        9.       Costs and Expenses. The Seller agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys representing the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

        10.       CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        11.       Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

***Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

GEHL FUNDING II, LLC, as Seller
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
GEHL COMPANY, as Servicer
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Vice President and Treasurer
PARK AVENUE RECEIVABLES COMPANY, LLC
By: JPMorgan Chase Bank, N.A., its attorney-in-fact
By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Executive Director
JPMORGAN CHASE BANK, N.A., as the sole Financial
Institution and as Agent
By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Executive Director

Signature Page to
Waiver and Amendment No. 5 to Receivables Purchase Agreement

SCHEDULE I

SPECIFIED AMORTIZATION EVENTS

        1.        Each of the Amortization Events occurring under Section 9.1(h)(i) of the Agreement because the average Pool Delinquency Ratio, with respect to each of the three month periods ended as of the end of each of the October 2007, November 2007, December 2007, January 2008 and February 2008 calendar months, exceeded 1.25%.

        2.        Each of the Amortization Events occurring under Section 9.1(h)(ii) of the Agreement because the average Serviced Delinquency Ratio, with respect to each of the three month periods ended as of the end of each of the January 2008 and February 2008 calendar months, exceeded 1.75%.

        3.        Each of the Amortization Events occurring under Section 9.1(h)(iii) of the Agreement because the average the average Loss Ratio, in respect of the Pool Receivables, with respect to each of the three month periods ended as of the end of each of the March 2007, April 2007, May 2007, June 2007, July 2007, August 2007, September 2007, October 2007, November 2007, December 2007, January 2008 and February 2008 calendar months, exceeded 5.50%.

        4.        Each of the Amortization Events occurring under Section 9.1(h)(iv) of the Agreement because the average Loss Ratio, in respect of all Receivables, with respect to each of the three month periods ended as of the end of each of the November 2007, December 2007, January 2008 and February 2008 calendar months, shall exceeded 5.50%.

Schedule II

Amended and Restated Schedule A to the Agreement

[attached]

Schedule A

Commitments

Financial Institution	Commitment

JPMorgan Chase Bank, N.A.	$200,000,000